Exhibit 10.1

OPTION EXTENSION AMENDMENT

Scotsman Holdings, Inc.

1994 Employee Stock Option Plan

1.             Option Term Extended.  Each Eligible Option is hereby amended to extend the scheduled expiration date of its original term from March 30, 2005 to March 1, 2007.

2.             Single Exercise Date.  If an Eligible Option remains outstanding after March 30, 2005, it can thereafter be exercised only on a single day which shall be the earliest of the following:

(i)                                     March 1, 2007;

(ii)                                  In the case of the optionee’s death, the last day on which the option would otherwise have been exercisable but for this paragraph 2, under the provisions of the Plan as previously in effect;

(iii)                               If the optionee’s employment terminates for a disability that qualifies as such under both Code section 409A and the applicable provisions of the Plan as previously in effect, the last day on which the option would otherwise have been exercisable but for this paragraph 2, under the provisions of the Plan as previously in effect;

(iv)                              If optionee’s employment terminates other than for cause, except for an optionee who is either a corporate officer or a one percent owner subject to the “specified employee” rule of Code section 409A, the last day on which the option would otherwise have been exercisable but for the provisions of this paragraph 2, under the provisions of the Plan as previously in effect;

(v)                                 If the optionee’s employment terminates other than for cause, in the case of an individual subject to the “specified employee” rule of Code section 409A, six months after such termination of employment;

(vi)                              In the case of a change of control as defined in the Plan which also qualifies as a change of control under Code section 409A, the last day on which the option would have been exercisable but for the provisions of this Paragraph 2, under the provisions of the Plan as previously in effect (but there shall be no actual or deemed exercise on a change of control that does not qualify as such under the Plan and section 409A of the Code); or

(vii)                           The later of (x) 180 days after the effective date of a Registration statement on Form S-1 relating to the initial public offering of common equity of the Company (or any successor) (the “IPO”) or (y) the expiration date of any underwriters’ lock-up signed by the undersigned related to the IPO, if and to the extent permitted by Code section 409A.

3.             Eligible Options.  The “Eligible Options” affected by this amendment are options issued under the Scotsman Holdings, Inc. 1994 Employee Stock Option Plan (the “Plan”) which meet all of these conditions:

(i)                                     The option was issued on March 31, 1995;

(ii)                                  The original term of the option was scheduled to expire on March 30, 2005; and

(iii)                               The option was outstanding but not yet exercised at the start of business on March 30, 2005.

4.             Plan and Option Agreement Continue.  Except as amended hereby, the option shall continue to be subject to all of the terms and provisions of the relevant stock option agreement, the Plan and any other applicable agreement including any relevant stockholders agreement.

5.             Conditions Subsequent.  This amendment shall be immediately effective as to each optionee, subject only to the following conditions subsequent:

(i)                                     Shareholder approval of the amendment by March 30, 2005; and

(ii)                                  If requested by the Company, the Optionee’s delivery to the Company of an executed copy of this agreement and an investment representation which is in form and substance satisfactory to this Committee, by March 30, 2005 or such other date as the Committee may require.

6.             Reserved Rights.  The option as amended hereby is intended to comply with all applicable deferral and distribution requirements of section 409A of the Code relating to deferred compensation.  The Committee may, in its sole discretion, modify or terminate the option agreement (after appropriate notice, so as to allow exercise prior to option termination) as needed to satisfy section 409A of the Code or other applicable law or to accomplish the intended purposes of the Plan and this amendment.

7.             Optionee Representation and Execution.  The benefit of this amendment shall not be available to an optionee who fails to execute the investment representation referred to in Paragraph 5 above.  The optionee shall enjoy all benefits of the option as previously in effect through and until the close of business on March 30, 2005.  By signing below, the optionee acknowledges that he was not obliged to accept the benefits of this amendment and was free to exercise the option as previously in effect through the close of business on March 30, 2005.

Name of Optionee:

Signature of Optionee:

Scotsman Holdings, Inc.

By:

Date: